As filed with the Securities and Exchange Commission on April 10, 2017

Registration No. 333-148032

Registration No. 333-157093

Registration No. 333-179392

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________________

POST-EFFECTIVE AMENDMENT No. 1 to FORM S-8 REGISTRATION STATEMENT No. 333-148032

POST-EFFECTIVE AMENDMENT No. 1 to FORM S-8 REGISTRATION STATEMENT No. 333-157093

POST-EFFECTIVE AMENDMENT No. 1 to FORM S-8 REGISTRATION STATEMENT No. 333-179392

UNDER

THE SECURITIES ACT OF 1933

____________________________

CACI INTERNATIONAL INC

(Exact name of registrant as specified in its charter)

____________________________

Delaware (State or other jurisdiction of incorporation)	54-1345888 (IRS Employer Identification No.)

1100 N. Glebe Road Arlington, Virginia (Address of principal executive offices)	22201 (Zip Code)

____________________________

CACI INTERNATIONAL INC

2016 AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN

(Full title of the plan)

J. William Koegel

Executive Vice President, General Counsel and Secretary

CACI International Inc

1100 N. Glebe Road

Arlington, Virginia 22201

(Name and address of agent for service)

(703) 841-7800

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated Filer ☒ Accelerated Filer ☐

Non-accelerated Filer ☐ (Do not check if a smaller reporting company)Smaller Reporting Company ☐

EXPLANATORY NOTE

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following Registration Statements (collectively, the “Registration Statements”) previously filed by CACI International Inc (the “Registrant”) with the Securities and Exchange Commission:

•

Registration Statement No. 333-148032, filed on December 12, 2007, registering 2,894,130 shares of the Registrant’s common stock issuable pursuant to the CACI International Inc 2006 Stock Incentive Plan (the “2006 Plan”).

•	Registration Statement No. 333-157093, filed on February 4, 2009, registering 1,500,000 shares of the Registrant’s common stock issuable pursuant to the 2006 Plan.

•	Registration Statement No. 333-179392, filed on February 6, 2010, registering 1,500,000 shares of the Registrant’s common stock issuable pursuant to the 2006 Plan.

On November 17, 2016, the Registrant’s shareholders approved the CACI International Inc 2016 Amended and Restated Incentive Compensation Plan (the “Amended and Restated Plan”) which amends and restates in its entirety the 2006 Plan, amends the name of the 2006 Plan and reduces the number of shares available for issuance under the 2006 Plan. This Post-Effective Amendment is being filed for the sole purpose of incorporating by reference the Amended and Restated Plan as Exhibit 4.1 hereto and deregistering 1,104,501 shares of common stock available for grant under the 2006 Plan.

Part II

Information Required in the Registration Statement

Item 8.      Exhibits.

Exhibit Number	Description
4.1

CACI International 2016 Amended and Restated Incentive Compensation Plan (incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement, dated October 6, 2016, for the Annual Meeting of Shareholders held on November 17, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, Commonwealth of Virginia, on this 10th day of April, 2017.

CACI INTERNATIONAL INC

By:	/s/ J. WILLIAM KOEGEL
J. William Koegel Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each of the undersigned hereby appoints, Thomas Mutryn and J. William Koegel, and each of them individually, as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ KENNETH ASBURY Kenneth Asbury	President, Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2017

/s/ THOMAS A. MUTRYN Thomas A. Mutryn	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 10, 2017

/s/ GREGORY W. BUCKIS, SR. Gregory W. Buckis, Sr.	Senior Vice President, Corporate Controller (Principal Accounting Officer)	April 10, 2017

/s/ DR. J. P. LONDON Dr. J. P. London	Chairman of the Board, Executive Chairman	April 10, 2017

/s/ MICHAEL A. DANIELS Michael A. Daniels	Director	April 10, 2017

/s/ JAMES S. GILMORE, III James S. Gilmore, III	Director	April 10, 2017

/s/ WILLIAM L. JEWS William L. Jews	Director	April 10, 2017

Signatures	Title	Date
/s/ GREGORY G. JOHNSON Adm Gregory G. Johnson, USN (Ret.)	Director	April 10, 2017

/s/ JAMES L. PAVITT James L. Pavitt	Director	April 10, 2017

/s/ DR. WARREN R. PHILLIPS Dr. Warren R. Phillips	Director	April 10, 2017

/s/ CHARLES P. REVOILE Charles P. Revoile	Director	April 10, 2017

/s/ WILLIAM S. WALLACE Gen William S. Wallace, USA (Ret.)	Director	April 10, 2017

EXHIBIT INDEX

Exhibit Number	Description
4.1

CACI International 2016 Amended and Restated Incentive Compensation Plan (incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement, dated October 6, 2016, for the Annual Meeting of Shareholders held on November 17, 2016)